UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2009

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held March 10, 2009, the Board of Directors (the "Board") of Herbalife, Ltd. (the "Company") appointed Lawrence M. Higby as a Class II director. Mr. Higby is currently an advisor to and the Vice Chairman of Apria Healthcare Group Inc. ("Apria"), and, from February 2002 through October 2008, had served as Apria's President, Chief Executive Officer and member of its board of directors. From 1997 until his appointment as Chief Executive Officer in February 2002, Mr. Higby served as Apria’s President and Chief Operating Officer. Previously, Mr. Higby was the former President and Chief Operating Officer of Unocal’s 76 Products Company and Group Vice President of Unocal Corporation from 1994 to 1997. No arrangement or understanding exists between Mr. Higby and any other person pursuant to which he was selected as a director.

On March 10, 2009, in connection with being appointed to the Board as an independent director, Mr. Higby received an award of 28,920 stock appreciation rights pursuant to the Company’s 2005 Stock Incentive Plan.

In connection with the changes to the membership of the Board, Mr. Higby was named to serve on the Company’s Audit Committee.

Item 8.01 Other Events.

On March 16, 2009, the Company issued a press release announcing Mr. Higby's appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release issued by Herbalife Ltd. on March 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 16, 2009	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press Release issued by Herbalife Ltd. on March 16, 2009